UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14C INFORMATION

PURSUANT TO SECTION 14(C) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 13, 2007

WorldTradeShow.Com, Inc.

Nevada (State of Incorporation)

000-1084370 (Commission File Number)

88-355407 (IRS Employer Identification No.)

9449 Balboa Avenue Suite 114, San Diego, California 92123 Registrant's telephone number, including area code: (858) 292-9637

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WorldTradeShow.Com, Inc. 9449 Balboa Avenue, Suite 114 San Diego, CA 92123

We Are Not Asking You For a Proxy and You Are Requested Not to Send Us A Proxy

This Information Statement is first being furnished on or about April 13, 2007 to the holders of record as of the close of business on April 11, 2007 of the common stock of WorldTradeShow.Com, Inc. ("WTS" or the "Company").

WTS's Board of Directors has approved, and Hi-Tek, Inc., a stockholder holding 28,746,468 shares of the 47,511,363 shares of common stock outstanding as of April 11, 2007, has consented in writing to the action described below, which action will not, under Federal securities laws, rules and regulations, be effective until at least 20 days after the mailing of this Information Statement. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada General Corporation Law and WTS's Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of WTS for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

GENERAL

WTS will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. WTS will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of WTS's common stock.

WTS will only deliver one Information Statement to multiple security holders sharing an address unless WTS has received contrary instructions from one or more of the security holders. Upon written or oral request, WTS will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: WorldTradeShow.Com, Inc., 9449 Balboa Avenue, Suite 114 San Diego, California 92123, Attn: Sheldon Silverman, CEO. Mr. Silverman may also be reach by telephone at 858-292-9637 or via facsimile at fax 858-292-9641.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to WTS's Bylaws and the Nevada General Corporation Act, a vote by the holders of at least a majority of WTS's outstanding capital stock is required to effect the action described herein. As of the record date, WTS had 47,511,363 voting shares of common stock issued and outstanding of which 28,746,468 shares consented to approve this stockholder resolution. The consenting stockholder, who represents of 60.5% current stockholder of WTS, are the record holders of 28,746,468 shares, which represents approximately 60.5% of the issued and outstanding shares of WTS's common stock. Pursuant to NRS 78.320 of the Nevada General Corporation Act, the consenting stockholders voted in favor of the actions described herein in a written consent, dated April 11, 2007. The consenting stockholder's name, affiliation with WTS, and its beneficial holdings are as follows:

Beneficial Holder and Name	Affiliation	Shares Beneficially Held	Percentage

Hi-Tek, Inc.		28,746,468	60.5%
Sheldon Silverman	CEO	1,652,965	3.48%
Carlos Rosette	Director	110,500.212%
Robert Malasek	Officer	140,000.295%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON
None.

PROPOSALS BY SECURITY HOLDERS
None.

DISSENTERS RIGHTS OF APPRAISAL
None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 11, 2007, certain information regarding the ownership of WTS's capital stock by each director and executive officer of WTS, each person who is known to WTS to be a beneficial owner of more than 5% of any class of WTS's voting stock, and by all officers and directors of WTS as a group. Unless otherwise indicated below, to WTS's knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of April 11, 2007 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 2,375,568 shares issued and outstanding on a fully diluted basis, as of April 11, 2007.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)

Hi-Tek, Inc.	28,746,468	60.5%
Sheldon Silverman (1)	1,652,965	3.49%
Carlos Rosette	110,500	0.23%
Robert Malasek (2)	140,000	0.29%

(1)	Golden Treasures Dist Ltd. holds of record all shares reported as beneficially owned by Mr. Silverman.
(2)	Intercaptial Group, LLC holds of record all shares reported as beneficially owned by Mr. Malasek.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all the compensation earned by the person serving as the Chief Executive Officer (Named Executive Officer) during the fiscal years ended April 30, 2005 and 2006 and any other officers who have earned greater than $100,000 in total salary and bonuses during the 2004 or 2003 fiscal years.

Annual Compensation					Long-Term Compensation

					Awards			Pay Outs

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Underlying Securities	Options/SARS	All other LTIP Compensation Payouts

Sheldon Silverman, CEO	2007 2006 2005 2004	$12,500		$180,000 $180,000 $180,000			750,000 100,000 100,000
Carlos Rosette, Director	2007 2006 2005	$4,500 $3,000		$27,000 $15,000			300,000
Robert Malasek, CFO	2007	$3,500			140,000

Stock Options Granted in Fiscal 2005

The following table sets forth certain information concerning grants of options made during fiscal 2006 to the named executive officers.

Name	Number of Securities Underlying the Grant	Percent of Total Options Granted to Employees in 2005	Exercise or Base Price ($/SH)	Fair Market Value on the Date of Grant	Expiration Date

Sheldon Silverman	750,000	-	$0.30 per share		7/31/09
Carlos Rosette	300,000	-	$0.30 per share		7/31/09

Aggregate Stock Option Exercises and Year-End Option Value Table

The table below sets forth certain information concerning option exercises in fiscal 2006, the number of stock options held by the Named Executive Officers as of April 30, 2006 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

Name	Number of Shares Acquired on Exercise	Number of Unexercised Options Held at Fiscal Year End		Value of Unexercised In the Money Options at Fiscal Year End

		Exercisable	Unexerciseable	Exercisable	Unexerciseable

Sheldon Silverman	750,000	250,000	500,000
Carlos Rosette	300,000	100,000	200,000

(1)

Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option. The closing sale price for WTS's common stock as reported by the NASDAQ Trading and Market Services on April 11, 2007 was $0.29 per share.

Employment Agreements

Effective August 1, 2006, WTS renewed the appointment of Sheldon Silverman as Chief Executive Officer of the Company. The agreement provides that Mr. Silverman will serve as CEO for a period of one (1) year, unless the agreement is terminated earlier, and provides for a monthly salary of Fifteen Thousand Dollars ($15,000). If his salary is not paid for a period of greater than sixty (60) days, the agreement also provides that Mr. Silverman may convert the amounts due for salary into shares of Common Stock of the Company at a per share price of $1.00.

Effective March 5, 2007, WTS appointed Robert T. Malasek ("Malasek") to serve as its Chief Financial Officer. Mr. Malasek had previously served as Consultant for the Company from May of 2006 until the present. Mr. Malasek has rendered accounting consulting services to a variety of clients (including the Company), including a number of public companies. Currently Mr. Malasek also serves as the Chief Financial Officer for NatureWell, Incorporated, to which he has been re-appointed on August 15, 2006. Mr. Malasek previously served as Controller for NatureWell, Inc. from September of 2001 until October of 2002, when he began serving as Chief Financial Officer and Secretary until his resignation in May of 2005. From September 1987 until August 1999 Mr. Malasek was employed with Starwood Hotel & Resorts Worldwide, Inc. in a number of positions within the accounting department, becoming Assistant Controller in 1998 until his departure in 1999. Mr. Malasek received his Bachelor of Science in Accountancy from San Diego State University in 1998.

Mr. Malasek will serve as CFO for a period of six (6) months (the "Term"), at which time the agreement automatically renews unless terminated as provided by the agreement. The agreement provides for a monthly salary of Three Thousand Five Dollars ($3,500) and equity in the Company equal to twenty thousand (20,000) shares per month.

Director's Compensation and Non-Employee Director Agreement

Carlos Rosette, one of the Company's directors, is compensated for his services to WTS as a director pursuant to an agreement dated August 1, 2006. The agreement, for a term of one year, provides that Mr. Rosette be paid Three Thousand Five Hundred ($3,500) Dollars per month. If salary is not paid for a period of greater than sixty (60) days, the agreement also provides that Mr. Rosette may convert the amounts due for salary into shares of Common Stock of the Company at a per share price of $1.00.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of WTS which may result in a change in control of WTS.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation and approval of WTS's Board of Directors (the "Board") and the written consent of the consenting stockholders:

ACTION I AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE NAME TO BUSINESS.VN, INC.

On April 11, 2007, the Board and the consenting stockholder unanimously adopted and approved an amendment to WTS's Articles of Incorporation to change the name of WTS to "BUSINESS.VN, Inc." (The "Name Change").

ACTION II AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK AND CREATE PREFERRED STOCK

On April 11, 2007, the Board and the consenting stockholder unanimously adopted and approved an amendment to WTS's Articles of Incorporation to increase the number of shares of authorized common stock, par value $0.001 per share, from 100,000,000 to 400,000,000 and to increase the number of authorized preferred stock, par value $0.001 per share, from 10,000,000 to 100,000,000. Such amendment is referred to as the "Authorized Shares Amendment."

Currently, WTS has 100,000,000 shares of common stock authorized, of which 47,511,363 shares are issued and outstanding as of the record date, and 10,000,000 shares of preferred stock authorized, none of which have been issued.

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board upon issuance without further stockholder approval. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of our amended Articles of Incorporation and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of WTS and its stockholders.

The increase in the number of preferred shares authorized provides the Company with increased financial flexibility in meeting future capital requirements by providing more shares of another type of security in addition to its common stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for common stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by WTS, or issuance as part or all of the consideration required to be paid by WTS for acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of WTS by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of WTS. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of WTS by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of WTS by tender offer or other means. Such issuances could, therefore, deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the increase in the number of preferred shares authorized may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the increase in the number of preferred shares authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire WTS to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

The Authorized Shares Amendment will be implemented by filing the Certificate of Amendment of Articles of Incorporation with the Secretary of State of Nevada. Under federal securities laws, the Authorized Shares Amendment will not be effective until at least 20 days after the mailing of this Information Statement to stockholders. Once the Certificate of Amendment is effective, WTS will have 400,000,000 shares of authorized shares of common stock, of which 352,488,637 shares will be available for issuance, and 100,000,000 shares of authorized preferred stock, of which all 100,000,000 shares will be available for issuance.

The Board believes that it is advisable and in the best interests of WTS to have available additional authorized but unissued shares of common stock and preferred stock in an amount adequate to provide for WTS's future needs. The unissued shares of common stock and preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. The Board would be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special meeting of the stockholders or of waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If, in a particular transaction, stockholder approval were required by law or any stock exchanges or markets or were otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval notwithstanding that WTS may have the requisite number of voting shares to consummate the transaction. WTS has no present commitments for the issuance or use of the proposed additional shares of preferred stock. However, the Board believes that if an increase in the authorized number of shares of preferred stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of WTS's stockholders at that time could significantly impair its ability to meet financing requirements or other objectives.

The Authorized Shares Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of WTS in effect on the date of this Information Statement. However, WTS stockholders should note that the availability of additional authorized and unissued shares of preferred stock could make any attempt to gain control of WTS or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. WTS is not aware of any proposed attempt to take over WTS or of any attempt to acquire a large block of WTS's stock. WTS has no present intention to use the increased authorized preferred stock for anti-takeover purposes.

WTS has no current plans, proposals or arrangements to issue any shares of its common stock or preferred stock.

ADDITIONAL AND AVAILABLE INFORMATION

WTS is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 "F" Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC's website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 "F" Street, N.E., Washington, D.C. 20549 at prescribed rates.

STATEMENT OF ADDITIONAL INFORMATION

WTS's Annual Report on Form 10-KSB for the year ended April 30, 2006, Current Report on Form 8-KA, filed with the SEC on April 4, 2007, Quarterly Reports on Form 10-QSB, for the quarters ended July 31, 2006, October 31, 2006 and January 31, 2007, and Current Reports on Form 8-K filed with the SEC on April 4, 2007, are incorporated herein by this reference.

WTS will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by WTS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding WTS should be addressed to Sheldon Silverman, CEO, at WTS's principal executive offices, at: WorldTradeShow.Com, Inc., 9449 Balboa Avenue, San Diego, CA 92123, telephone (858) 292-9637, fax (858) 292-9641.